EXHIBIT 5.1

                   OPINION OF MALIZIA SPIDI & FISCH, PC AS TO
                THE VALIDITY OF THE COMMON STOCK BEING REGISTERED


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                           MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1301 K STREET, N.W.                                             637 KENNARD ROAD
SUITE 700 EAST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C. 20005                                            (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661


January 28, 2000

Board of Directors
Teche Holding Company
211 Willow Street
Franklin, Louisiana  70538

   RE:  Registration Statement on Form S-8:
        ----------------------------------
        Teche Holding Company Stock Option Agreement with Scott Sutton
        Teche Federal Savings Bank Restricted Stock Agreement with Scott Sutton

Ladies and Gentlemen:

         We have acted as special counsel to Teche Holding Company, a Louisiana corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 36,682 shares of common stock, par value $.01 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 30,682 shares of Common Stock granted under the Teche Holding Company Stock Option Agreement with Scott Sutton, and (ii) upon the award of 6,000 shares of Common Stock to Scott Sutton under the Teche Federal Savings Bank Restricted Stock Agreement with Scott Sutton (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                          Sincerely,



                                          /s/ Malizia Spidi & Fisch, PC
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                                          Malizia Spidi & Fisch, PC